250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 761-6741

FOR IMMEDIATE RELEASE

Arrow Financial Corporation Declares Stock Dividend for 10th Consecutive Year
GLENS FALLS, N.Y. (August 29, 2018) -- Thomas J. Murphy, President and CEO, announced that a 3% stock dividend was declared on August 29, 2018, and will be distributed on September 27, 2018. This is the 10th consecutive year that Arrow has distributed a stock dividend.

“We are pleased to announce a stock dividend for the 10th year in a row,” said Murphy. “This stock dividend, as well as the recent increase to our quarterly cash dividend, reflects our ongoing commitment to deliver a positive return to our shareholders.”

Shareholders of record on September 19, 2018, will receive three additional shares of Arrow Common Stock for every 100 shares owned. Certificate shareholders will receive the cash equivalent of any fractional shares to which they are entitled.

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Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits.

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